Exhibit 99.1

Innodata Isogen
Three University Plaza
Hackensack, NJ 07601
Tel: (201) 371-2828
Fax: (201) 488-9099
www.innodata-isogen.com

N E W S R E L E A S E

INNODATA ISOGEN ANNOUNCES OPTION EXERCISE AND
INCREASE IN STOCK HOLDINGS BY CEO

NEW YORK - September 13, 2007 - INNODATA ISOGEN, INC. (NASDAQ: INOD) today announced that Jack Abuhoff, its Chairman and CEO, has exercised 1,139,160 stock options at a total exercise price of $882,844.  The options would otherwise have expired on September 14, 2007 as to 1,015,164 options, and on December 31, 2007 as to 123,996 options.

Mr. Abuhoff paid the $882,844 exercise price by surrendering to the company 229,310 of the shares of common stock resulting from the option exercise.  He surrendered 395,695 additional shares resulting from the option exercise to the company in consideration of the payment by the company of $1,523,426 of statutory withholding taxes in respect of the option exercise. Mr. Abuhoff retains the remaining 514,155 shares from the exercise, increasing his Innodata Isogen common stock holdings to 680,139 shares.

Steven Ford, Innodata Isogen Chief Financial Officer, added, "Payment of the exercise price and the statutory withholding with the surrender of a portion of the resulting shares is similar to a buy-back of shares, and reduces the number of shares that otherwise would have been outstanding upon the option exercise."

John Marozsan, chairman of Innodata Isogen's compensation committee, stated, "The Board of Directors is pleased to have completed this transaction.  It has the dual effect of reducing the number of shares that otherwise would have been outstanding upon the option exercise, as Steven Ford noted, and avoiding selling pressure at a time when the company is demonstrating significantly improved performance."

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Exhibit 99.1

About Innodata Isogen

Innodata Isogen, Inc. (NASDAQ: INOD) is a leading provider of knowledge process outsourcing (KPO) and information technology services.

We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon offshore global resources, proven project management and highly engineered processes and tools.

We also help our clients improve their internal business operations with information technology (IT) and systems engineering. Our clients include leading enterprises in information-intensive industries such as media, information services and publishing, technology, manufacturing, aerospace, defense, government and intelligence.

2007 honors include EContent Magazine’s “EContent 100”, KMWorld Magazine’s “100 Companies That Matter”, and International Association of Outsourcing Professionals (IOAP) “Global Outsourcing Top 100”.

Headquartered in Northern New Jersey, Innodata Isogen has more than 6000 employees in offices and operations in the United States, the Philippines, India, Sri Lanka, Israel, China and France.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on the company’s current expectations, and are subject to a number of risks and uncertainties, including without limitation, the primarily at-will nature of the Company’s contracts with its customers and the ability of customers to reduce, delay or terminate projects, depressed market conditions, changes in external market factors, the ability and willingness of the company’s clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company’s business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

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Contact:

Stephen L. Ford
Chief Financial Officer
201-371-2510